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                                                                    Exhibit 3.11



















                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              ARMKEL CRANBURY, LLC

                          DATED AS OF SEPTEMBER 6, 2001
















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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              AMRKEL CRANBURY, LLC

     This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Arkmel Cranbury, LLC (the "Company"), dated as of this 6th day of September, 2001, by Armkel, LLC, a Delaware limited liability company, as the sole member of the Company (the "Member").

                                     RECITAL

     The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

                                    ARTICLE I
                          THE LIMITED LIABILITY COMPANY

     Section I.1 Formation. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A Certificate of Formation for the Company (the "Certificate of Formation") has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.

     Section I.2 Name. The name of the Company shall be "Armkel Cranbury, LLC" and its business shall be carried on under such name or any fictitious name or names selected by the Member from time to time, provided that any such name reflects the Company's status as a limited liability company or is otherwise permitted by applicable law.

     Section I.3 Business Purpose. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.



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     Section I.4 Powers. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section I.5 Registered Office and Agent. The location of the registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company's registered agent at such address shall be Corporation Trust Company. The Member may, from time to time, change the Company's registered office or registered agent, and shall forthwith amend the Certificate of Formation to reflect such change.

     Section I.6 Term. The existence of the Company commenced on the date of the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware in accordance with the Act and, subject to the provisions of Articles VII and IX below, the Company shall have perpetual existence.

     Section I.7 Principal Place of Business. The principal place of business of the Company shall be at such location as the Member may, from time to time, select.

     Section I.8 Title to Company Property. Legal title to all property of the Company shall be held, vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Member individually. The Common Interests (as hereinafter defined) of the Member shall constitute personal property.

     Section I.9 Business Transactions of the Member with the Company. In accordance with Section 18-107 of the Act, the Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member.

     Section I.10 Fiscal Year. The fiscal year and tax year of the


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Company (the "Fiscal Year") for financial statement purposes shall end on
December 31 of each year, or such other date as may be determined by the Member from time to time or otherwise required under applicable law.

                                   ARTICLE II
                                   THE MEMBER

     Section II.1 The Member. The name and address of the Member is as follows:

     Name                                 Address
     ----                                 -------

     Armkel, LLC                          469 North Harrison Street
                                          Princeton, NJ 08543

     Section II.2 Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

     Section II.3 Member Meetings.

         (a) Actions by the Member; Meetings. The Member may approve a matter or
             -------------------------------
take any action at a meeting or without a meeting by the written consent of the Member pursuant to subparagraph (b) below.

         (b) Action by Written Consent. Any action may be taken by the Member
             -------------------------
without a meeting if authorized by the written consent of the Member. In no instance where action is authorized by written consent of the Member will a meeting of the Member be called or notice be given. However, a copy of the action taken by written consent shall be filed with the records of the Company.

     Section II.4 Power to Bind the Company. The Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.

     Section II.5 Admission of Members. New members shall be admitted only upon the approval of the Member.


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                                   ARTICLE III
                                   MANAGEMENT

     Section III.1 Management by Member. The management of the Company is fully reserved to the Member, and the Company shall not have "managers," as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company. In managing the business and affairs of the Company and exercising its powers, the Member shall act through resolutions adopted in written consents. Decisions or actions taken by the Member in accordance with this Agreement shall constitute decisions or action by the Company and shall be binding on the Company. Notwithstanding the foregoing, the Member shall not take any action in violation of the Limited Liability Company Agreement of Armkel, LLC, dated as of August 27, 2001, as such agreement may be amended from time to time.

     Section III.2 Officers. The Member from time to time may appoint such officers as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Member may determine in its sole discretion, including the authority to execute documents on behalf of the Company. The Member from time to time may delegate to one or more officers the power to appoint any such other officers and prescribe their respective rights, terms of office, authorities and duties.

                                   ARTICLE IV
                       CAPITAL STRUCTURE AND CONTRIBUTIONS

     Section IV.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the "Common Interests"). All Common Interests shall be identical with each other in every respect.

     Section IV.2 Capital Contributions. From time to time, the Member may determine that the Company requires capital and may make capital contributions in an amount determined by the Member. A capital account shall be maintained for the


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Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.


                                    ARTICLE V
                        PROFITS, LOSSES AND DISTRIBUTIONS

     Section V.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner in which profit or loss is determined for federal income tax purposes. In each year, profits and losses shall be allocated entirely to the Member.

     Section V.2 Distributions. The Member shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Member. The distributions of the Company shall be allocated entirely to the Member.

     Section V.3 Withholding Taxes. The Company is authorized to withhold from distributions to the Member, or with respect to allocations to the Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Code of 1986, as amended, or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as having been distributed to the Member pursuant to this
Article V for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to the Member.

                                   ARTICLE VI
                              ACCOUNTS; TAX MATTERS

     Section VI.1 Books. The Member shall cause to be maintained complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Member shall select. The Company's accounting period shall be as determined by the Member.

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     Section VI.2 Company Tax Returns. The Member shall cause to be prepared and timely filed all tax returns required to be filed for the Company. Subject to
Section 5.3, the Member may, in its sole discretion, make or refrain from making any tax election for the Company that it deems necessary.

     Section VI.3 Tax Treatment. To the extent the Member is the sole member of the Company, (i) it is the intention of the Member that, for income tax purposes, the Company be treated as an entity that is disregarded as an entity separate from its owner and (ii) the Member and the Company shall timely make all necessary elections and filings, if any, for income tax purposes such that it will not be treated as a separate entity, but, instead, will be treated for income tax purposes as an entity that is disregarded as an entity separate from its owner.

                                   ARTICLE VII
                              EVENTS OF DISSOLUTION

     Section VII.1 Events. The Company shall be dissolved upon the occurrence of any of the following events (each, an "Event of Dissolution"):

         (a)  The Member votes for dissolution; or

         (b) A judicial dissolution of the Company under Section 18-802 of the Act.

     Section VII.2 Continuation. No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of the Member, shall cause the existence of the Company to terminate.

                                  ARTICLE VIII
                      TRANSFER OF INTERESTS IN THE COMPANY

     The Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Interests and any assignee of the Common

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Interests shall be admitted as a member of the Company.

                                   ARTICLE IX
                                   TERMINATION

     Section IX.1 Liquidation. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all Common Interests in the Company shall be cancelled.

     Section IX.2 Final Accounting. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Member from the date of the last previous accounting to the date of dissolution.

     Section IX.3 Distribution in Kind. All or any portion of the Company's assets may be distributed in kind to the Member in the event the Member determines that it is in the best interest of the Company.

     Section IX.4 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of the Company's assets, the Company shall be terminated and the Member shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.












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                                    ARTICLE X
                         EXCULPATION AND INDEMNIFICATION

     Section X.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, or any officers, directors, stockholders, employees, representatives or agents of the Member, nor any officer, employee, representative or agent of the Company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

     Section X.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including reasonable attorneys' fees) arising from any and all actions, suits or proceedings, whether civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Member. Whenever any claim shall arise for indemnification, the Covered Person shall notify the Company of the Claim and, when known, the facts constituting the basis for such Claim and the amount or estimate of the amount of the liability arising from such Claim. Within 45 days of receipt of notice by the Company of a Claim by the Covered Person, the Company shall satisfy such Claim by the payment of cash to the Indemnified Persons for the full amount of such Claim. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.2.



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     Section X.3 Amendments. Any repeal or modification of this Article X by the
Member shall not adversely affect any rights of such Covered Person pursuant to this Article X, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE XI
                             AMENDMENT TO AGREEMENT

     Amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

                                   ARTICLE XII
                               GENERAL PROVISIONS

     Section XII.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     Section XII.2 Headings; Construction. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. All references to "Article," "Articles" "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement unless specifically noted otherwise.

     Section XII.3 No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Member and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

     Section XII.4 Severability. The invalidity or unenforceability of any


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provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     Section XII.5 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Member.

     Section XII.6 Further Assurances. The Member agrees to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section XII.7 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

     Section XII.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

















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     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this
Limited Liability Company Agreement as of the day first above written.

                                            ARMKEL, LLC

                                            By:  Church & Dwight Co., Inc.
                                                 its Member

                                                 By: ___________________________
                                                     Name:
                                                     Title:

                                            By:  Kelso Protection Venture, LLC
                                                 its Member

                                                 By: Kelso & Company, L.P.
                                                     its Manager

                                                 By: Kelso & Companies, Inc.
                                                     its General Partner

                                                 By: ___________________________
                                                     Name:
                                                     Title:





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